Exhibit 8(j)(11)

Schedule A Revision 7-10-2015 (Columbia)

SCHEDULE A

To

Participation Agreement

Between

Columbia Funds Variable Series Trust Ii

Columbia Management Investment Advisers, LLC

Columbia Management Investment Distributors, Inc.

And

Transamerica Life Insurance Company

Transamerica Financial Life Insurance Company

Transamerica Premier Life Insurance Company

Transamerica Advisors Life Insurance Company

Dated

April 1, 2011

SEPARATE ACCOUNTS, CONTRACTS, PORTFOLIOS

Effective as of July 10, 2015

SEPARATE ACCOUNTS

Transamerica Life Insurance Company:

PFL Corporate Account One

Retirement Builder Variable Annuity Account

Separate Account VA-5

Transamerica Corporate Account Sixteen

Transamerica Separate Account R3

Transamerica Financial Life Insurance Company:

ML of New York Variable Annuity Separate Account A

Separate Account VA-5NLNY

TFLIC Separate Account C

TFLIC Separate Account VNY

Transamerica Premier Life Insurance Company:

Separate Account VA CC

Transamerica Advisors Life Insurance Company:

Merrill Lynch Life Variable Annuity Separate Account A

Merrill Lynch Variable Life Separate Account

CONTRACTS

Transamerica Life Insurance Company:

Advantage R3

Advantage V

Advantage VI

Advantage X

Distinct AssetsSM Variable Annuity

Huntington Allstar Select

Premier Asset Builder Variable Annuity

Retirement Income BuilderSM IV

Transamerica Opportunity Builder Variable Annuity

Transamerica Preferred Advantage Variable Annuity

Transamerica Traditions Variable Annuity

Transamerica Financial Life Insurance Company:

Advisor’s EdgeSM Variable Annuity

Advisor’s EdgeSM NY Variable Annuity

Distinct AssetsSM Variable Annuity

Merrill Lynch Retirement PowerSM

Merrill Lynch Retirement OptimizerSM

Transamerica Premier Life Insurance Company:

Advisor’s EdgeSM Variable Annuity

Advisor’s Edge SelectSM Variable Annuity

Transamerica Advisors Life Insurance Company:

Merrill Lynch Legacy Power

Merrill Lynch Retirement OptimizerSM

Merrill Lynch Retirement PowerSM

PORTFOLIOS

Transamerica Life Insurance Company – Class 1:

Columbia Variable Portfolio – Dividend Opportunity Fund

Columbia Variable Portfolio – Income Opportunities Fund

Columbia Variable Portfolio – Mid Cap Growth Fund

Columbia Variable Portfolio – Mid Cap Value Fund

Transamerica Financial Life Insurance Company – Class 1:

Columbia Variable Portfolio – Select Smaller-Cap Value Fund

Transamerica Premier Life Insurance Company – Class 2:

Columbia Variable Portfolio – Mid Cap Growth Fund

Columbia Variable Portfolio – Seligman Global Technology Fund

Transamerica Advisors Life Insurance Company – Class 1:

Columbia Variable Portfolio – Select Smaller-Cap Value Fund